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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       FEBRUARY 8, 1999
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                          GAMETECH INTERNATIONAL, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                0-23401               33-0612983
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(STATE OR OTHER JURISDICTION         (COMMISSION           (IRS EMPLOYER
OF INCORPORATION)                    FILE NUMBER)          IDENTIFICATION NO.


2209 W. 1ST STREET, SUITE 113, TEMPE, ARIZONA                 85281
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE     (602) 804-1101
                                                  -----------------------------



                                 NOT APPLICABLE.
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)


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Item 2. Acquisition or Disposition of Assets.

        Effective February 8, 1999, GameTech International, Inc. ("GameTech" or the "Company") acquired (the "Acquisition") all of the outstanding capital stock of Bingo Technologies Corporation, a privately-held company specializing in electronic bingo systems ("Bingo Technologies"). The Acquisition was consummated in accordance with the terms of a Stock Purchase Agreement between the Company, Bingo Technologies and the stockholders of Bingo Technologies, dated as of February 8, 1999 (the "Agreement").

        The aggregate consideration paid by the Company in connection with the Acquisition was approximately $19.5 million, comprised of $8,817,994 cash, 1,866,938 unregistered shares of GameTech Common Stock and an aggregate of $4,624,333 in unsecured promissory notes. Of these amounts, $1,952,211 cash and 373,387 shares of GameTech Common Stock were placed in escrow to secure certain indemnification obligations of the Bingo Technologies shareholders.

        The aggregate consideration paid in the Acquisition was determined through arm's length negotiations between representatives of the Company and Bingo Technologies. Neither GameTech nor, to the knowledge of GameTech, any affiliate, director or officer of GameTech, had any material relationship with Bingo Technologies prior to the Acquisition.

        In connection with Acquisition, the parties entered into certain ancillary documents, including, without limitation, executive employment agreements and noncompetition agreements with Gerald Novotny, Keith Novotny and John Larsen, the Chairman and Chief Executive Officer, Chief Operating Officer and President, respectively, of Bingo Technologies. Gerald Novotny, Keith Novotny and John Larsen have also joined the Board of Directors of GameTech.

        The assets purchased principally consisted of certain inventories valued by the parties as of January 31, 1999, of approximately $120,000; trade receivables of $1.3 million; fixed assets net of accumulated depreciation of $ 6.5 million; and goodwill and intangible assets of $ 1.5 million. Following the Acquisition, GameTech intends to continue to operate Bingo Technologies in substantially the same manner as it was prior to the Acquisition.

        Related liabilities of Bingo Technologies assumed by GameTech include $1.1 million of accounts payable and accrued expenses, $4.7 million of short term debt, $800,000 of income taxes payable and $320,000 capital lease obligations.

        GameTech financed the $8,817,994 aggregate cash consideration paid in connection with the Acquisition with available cash and cash equivalents.

Item 7. Financial Statements and Exhibits.

        (a) FINANCIAL STATEMENTS.

            At the time of filing this report on Form 8-K, it is impractical to provide the required financial statements for Bingo Technologies. The required

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            financial statements will be filed by  GameTech not later than 60 days following the date upon which this report on Form 8-K must be filed.

        (b) PRO FORMA FINANCIAL INFORMATION.

            At the time of filing this report on Form 8-K, it is impractical to provide the required pro forma financial information of Bingo Technologies. The required pro forma financial information will be filed by Game Tech not later than 60 days following the date upon which this report on Form 8-K must be filed.

        (c) EXHIBITS.

EXHIBIT NO.                     DESCRIPTION                   METHOD OF FILING

  2         Stock Purchase Agreement, dated                  Filed herewith
            February 8, 1999, between Filed herewith
            GameTech, International Bingo Technologies
            Corporation and the Stockholders and
            Indemnitors named herein

  99.1      Registrant's Press Release dated                 Filed herewith
            February 8, 1999

  99.2      Registrant's Press Release dated                 Filed herewith
            February 11, 1999



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GAMETECH INTERNATIONAL, INC.

Date:  February 23, 1999            By: /s/  Andrejs K. Bunkse
                                        ----------------------
                                        Andrejs K. Bunkse
                                        Secretary

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